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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Wabash National Corporation
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                (Name of Registrant as Specified In Its Charter)

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Payment of Filing Fee (check the appropriate box):

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Wabash National Corporation
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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

                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The 2005 Annual Meeting of Stockholders of Wabash National Corporation will be held at the Holiday Inn, 515 South Street, Lafayette, Indiana, 47901 on Thursday, May 12, 2005, at 10:00 a.m. for the following purposes:

            1.    To elect eight members of the Board of Directors.

            2. To consider and act upon such other matters as may properly come before the meeting.

      IMPORTANT: Whether or not you expect to attend the meeting, you are requested to mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                           By Order of the Board of Directors

                                           /s/ CYNTHIA J. KRETZ
                                           ---------------------------
                                           CYNTHIA J. KRETZ
                                           Secretary

Lafayette, Indiana
April 11, 2005

                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905

                                 PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS--MAY 12, 2005

      This Proxy Statement is furnished on or about April 11, 2005 to stockholders of Wabash National Corporation (the "Corporation"), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn, 515 South Street, Lafayette, Indiana, 47901 on Thursday, May 12, 2005, at 10:00 a.m., and at any adjournments or postponements of the Annual Meeting. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. This right of revocation is not limited by or subject to compliance with any formal procedures.

      The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers, Directors and other management employees of the Corporation, who will receive no additional compensation for their services.

      At the close of business on April 1, 2005, the record date for the Annual Meeting, there were 31,168,940 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting, held by 616 stockholders of record. Only stockholders of record on April 1, 2005, will be entitled to vote at the meeting, and each share will have one vote. A list of shareholders of record as of April 1, 2005 will be available for inspection during ordinary business hours at our offices, 1000 Sagamore Parkway South, Lafayette, Indiana 47905 from May 2, 2005 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Corporation's Bylaws provide that its Board of Directors shall be comprised of not less than three nor more than nine Directors, with the exact number to be fixed by resolution of the Board of Directors. The Board has currently fixed the authorized number of Directors at eight.

      At the meeting, eight Directors are to be elected for terms of one year or until their successors are duly elected and qualified. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the eight nominees for the Board of Directors named below. Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Nominating and Corporate Governance Committee may recommend to the Board.

      The name, age, business experience, current committee memberships, and directorships of each nominee for Director, during at least the last five years, are set forth in the table below. For additional information concerning the nominees for Director, including stock ownership and compensation, see "Director's Fees," "Beneficial Ownership of Common Stock," and "Compensation" below:

David C. Burdakin ...........  Member - Compensation, Executive, and Nominating
                               and Corporate Governance Committees
                               Age 50
                               Director of the Corporation since February 2002. Mr. Burdakin is President of The HON Company, a manufacturer of office furniture, since February 2000 and Executive Vice President of HNI Corporation, formerly HON INDUSTRIES, a diversified manufacturer, since February 2001. Previously, Mr. Burdakin was President of the HON Group and has held a variety of positions of increasing responsibility with HON since 1993.

William P. Greubel...........  Member - Executive Committee
                               Age 53
                               President, Chief Executive Officer and Director of the Corporation since May 2002. Mr. Greubel was a Director and Chief Executive Officer of Accuride Corporation, a manufacturer of wheels for trucks and trailers, from 1998 until May l, 2002 and served as President of Accuride Corporation from 1994 to 1998. Previously, Mr. Greubel was employed by AlliedSignal Corporation from 1974 to 1994 in a variety of positions of increasing responsibility, most recently as Vice President and General Manager of the Environmental Catalysts and Engineering Plastics business units.

John T. Hackett..............  Member - Audit, Compensation, and Executive
                               Committees
                               Age 72
                               Director of the Corporation since November 1991 and Chairman of the Board of Directors of Wabash National Corporation since October 2001. Mr. Hackett was Managing General Partner of CID Equity Partners, L.P., a private investment partnership, from 1991 until his retirement in 2001. He previously served as Vice President--Finance and Administration of Indiana University from 1988 to 1991 and Executive Vice President, Chief Financial Officer and Director of Cummins Engine Corporation from 1964 to 1988. Mr. Hackett is also a Director of Irwin Financial Corporation.

Dr. Martin C. Jischke........  Member - Audit, Compensation, Executive, and
                               Nominating and Corporate Governance Committees Age 63
                               Director of the Corporation since January 2002. Dr. Jischke is President of Purdue University, West Lafayette, Indiana, since August 2000. Previously, Dr. Jischke was President of Iowa State University from 1991 to 2000, Chancellor of the University of Missouri-Rolla from 1986 to 1991, and served in various capacities at the University of Oklahoma between 1968 and 1986, including Dean and Interim President. Dr. Jischke also serves as a Director of Kerr-McGee Corporation and Duke Realty Corporation.

Stephanie K. Kushner.........  Member - Audit, Compensation, and Executive
                               Committees
                               Age 49
                               Director of the Corporation since February 2004. Ms. Kushner is Vice President and Chief Financial Officer of Federal Signal Corporation, a manufacturer and supplier of diverse industrial products, a position she has held since February, 2002. Prior to joining Federal Signal, she was employed by affiliates of FMC Corporation for 14 years, most recently as Vice President - Treasury and Corporate Development for FMC Technologies in 2001 and Vice President and Treasurer for FMC Corporation from 1999-2001. Before joining FMC, Ms. Kushner held various financial positions with AMOCO Corporation, Cyprus Minerals and Homestake Mining Company.

Larry J. Magee...............  Member - Audit and Compensation Committees
                               Age 50
                               Director of the Corporation since January 2005. Mr. Magee is Chairman, CEO and President of BFS Retail & Commercial Operations, LLC, a retail and commercial tire and vehicle service operation and subsidiary of Bridgestone Corporation, a position he has held since December, 2001. Previously, Mr. Magee served as President of
                               Bridgestone/Firestone Retail Division from 1998 until his 2001 appointment. Mr. Magee has held positions of increasing responsibility within the Bridgestone/Firestone family of companies during his 29-year tenure.

Scott K. Sorensen ...........  Member - Audit and Compensation Committees
                               Age 43
                               Director of the Corporation since March 2005. Mr. Sorensen is Vice President and Chief Financial Officer of Hillenbrand Industries, Inc., a manufacturer and provider of products and services for the health care and funeral services industries. Prior to joining Hillenbrand, Mr. Sorensen was Executive Vice President and CFO, Treasurer of Pliant Corporation (formerly Huntsman Packaging Corporation) from 1998 to 2001.

Ronald L. Stewart............  Member - Compensation and Nominating and
                               Corporate Governance Committees
                               Age 62
                               Director of the Corporation since December 2004. Mr. Stewart is President and Chief Executive Officer of Material Sciences Corporation, a provider of material-based solutions for electronic, acoustical/thermal and coated metal applications, a position he has held since March 1, 2004. Previously, Mr. Stewart was President and Chief Executive Officer of Pangborn Corporation from 1999 thru 2004. From 1996 to 1998, Mr. Stewart was President and CEO of Colt Industries. He currently serves on the Board of Directors for both Material Sciences Corporation and Pangborn Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS LISTED ABOVE.

BOARD COMMITTEES

      The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, an Executive Committee and an Audit Committee. The charters for the Nominating and Corporate Governance, Compensation and Audit Committees can be accessed electronically in the "Corporate Governance Policies" section on the About Us page of our website at www.wabashnational.com or by writing to us at Wabash National Corporation,
Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

      The Nominating and Corporate Governance Committee (the Nominating Committee) met four times during 2004. The Board of Directors has determined that each of the members of the Nominating Committee is "independent" within the meaning of the rules of the New York Stock Exchange, Inc. The Nominating Committee's responsibilities include: (i) assisting the Board by identifying individuals qualified to become Board members, and by recommending to the Board the Director nominees for the next annual meeting of stockholders; (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Corporation; (iii) leading the Board in its annual review of the Board's performance; and (iv) recommending to the Board Director nominees for each Board committee.

COMPENSATION COMMITTEE

      The Compensation Committee met seven times during 2004. The Board of Directors has determined that each of the members of the Compensation Committee is "independent" within the meaning of the rules of the New York Stock Exchange, Inc. The Compensation Committee's responsibilities include: (i) overseeing the Corporation's incentive compensation plans and equity-based plans, and (ii) annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer's and other executive officers' compensation, evaluating their performance in light of those goals and objectives and setting their compensation level based on this evaluation.

      The Compensation Committee is responsible for determining the Corporation's compensation policies for executive officers and for administering the Corporation's 1992 Stock Option Plan, 2000 Stock Option and Incentive Plan, 2004 Stock Incentive Plan, 1997 Stock Bonus Plan, and 2001 Stock Appreciation Rights Plan, pursuant to the provisions of the plans.

EXECUTIVE COMMITTEE

      The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation, in the interval between meetings of the Board when an emergency issue or scheduling makes it difficult to convene all Directors. The Executive Committee did not meet during 2004.

AUDIT COMMITTEE

      The Audit Committee met nine times during 2004. The Board of Directors has determined that each of the members of the Audit Committee is "independent" within the meaning of the rules of the New York Stock Exchange, Inc. The Board of Directors also determined that Mr. Hackett and Ms. Kushner are each an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC"). In 2005, Ms. Kushner is taking over the responsibilities as Chair of the Audit Committee from Mr. Hackett.

      The Audit Committee's responsibilities include: (i) reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors; (ii) reviewing with the independent auditors the plan and results of auditing engagements; reviewing and approving non-audit services provided by the independent auditors and the range of audit and non-audit fees; (iii) reviewing the scope and results of the Corporation's internal audit procedures and the adequacy of the system of internal controls;
(iv) overseeing special investigations; (v) reviewing the Corporation's financial statements and reports filed with the SEC; (vi) overseeing the Corporation's efforts to assure that its business and operations are conducted in compliance with the highest legal and regulatory standards applicable to it, as well as ethical business practices; (vii) overseeing the Corporation's internal reporting system regarding compliance by the Corporation with Federal, state and local laws; (viii) establishing and implementing procedures for confidential communications for "whistleblowers" and others who have concerns with the Corporation's accounting, internal accounting controls and audit matters; and (ix) reviewing significant accounting policies of the Corporation.

ATTENDANCE AT MEETINGS

      During 2004, the Board of Directors of the Corporation held four meetings. All Directors of the Corporation except Mr. Ludvik F. Koci attended 75% or more of all Board meetings and meetings of committees on which they served in that year. Mr. Koci will retire from the Board of Directors effective May 12, 2005. In 2004, 100% of our six Directors then serving attended our annual meeting.

DIRECTOR NOMINATIONS

      The Nominating Committee will consider stockholder recommendations for Directors sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903. Stockholder recommendations for Director should include: (i) the name and address of the stockholder recommending the person to be nominated,
(ii) a representation that the stockholder is a holder of record of stock of the Corporation including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended, and (v) the consent of the recommended nominee to serve as the Director of the Corporation if so elected. To submit a recommendation for a Director for an upcoming annual stockholder meeting, it is necessary that you notify the Corporation not less than 120 days or more than 180 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to stockholders. Our 2004 Proxy Statement is first being sent to stockholders on April 11, 2005. Thus, in order for any such nomination to be considered by the Corporation for the 2006 annual meeting, it must be received by no later than December 12, 2005. In addition, the notice must meet all other requirements contained in our Bylaws, if any. Upon receipt by the Corporate Secretary of a stockholder notice of a Director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating Committee for their review. Stockholders' nominees that comply with these procedures will receive the same consideration as other candidates identified to the Nominating Committee.

      To be considered by the Nominating Committee, a Director nominee must meet the following minimum criteria:

      - Director candidates shall have the highest personal and professional integrity.

      - Director candidates shall have a record of exceptional ability and judgment.

      - Director candidates shall have skills and knowledge useful to the oversight of the Corporation.

      - Director candidates must be able and willing to devote the required amount of time to the Corporation's affairs, including attendance at Board and committee meetings.

      - Director candidates should have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Corporation's stockholders.

      - To the extent considered appropriate by the Board, a Director candidate may be required to be a "financial expert" as defined in
            Item 401 of Regulation S-K.

      - Director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve the best interest of the Corporation and its stockholders.

      The Nominating Committee, with the help of the General Counsel and, as needed, a retained search firm, will screen the candidates, do reference checks, prepare a biography for each candidate for the Nominating Committee to review and conduct interviews. The Nominating Committee and the Corporation's Chief Executive Officer will interview candidates that meet the criteria, and the Nominating Committee will select nominees that best suit the Board's needs to recommend to the full Board.

DIRECTOR INDEPENDENCE

      Under the rules of the New York Stock Exchange, the Board must affirmatively determine that a Director has no material relationship with the Corporation in order for the Director to be considered independent. As permitted by the New York Stock Exchange rules, to assist the Board in making this determination, the Board has adopted categorical standards of independence. The Board has determined that the following relationships are not material relationships that would impair a Director's independence: Relationships where the aggregate amount of payments by the Corporation to, and to the Corporation from, any company of which a Director is an executive officer or employee or where a family member of a Director is an executive officer, are less than the greater of $1 million or 2% of such other company's consolidated gross revenues in any single fiscal year.

      The Board has determined that with the exception of William P. Greubel, our Chief Executive Officer, all the Director nominees are "independent" within the meaning of the rules of the New York Stock Exchange, Inc. and the categorical standards described above.

      Our independent Directors meet at least twice per year in executive session without management, and a Chair is appointed to preside at each meeting.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

      Stockholders wishing to report complaints or concerns about the Corporation's accounting, internal accounting controls or auditing matters or other concerns to the Board or the Audit Committee may do so by sending an email to board@wabashnational.com or auditcommittee@wabashnational.com, or by writing to the Board or Audit Committee at Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903.

      Complaints relating to the Corporation's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will be referred to the Nominating and Corporate Governance Committee. All complaints and concerns will be received and processed by the General Counsel's office. You will receive a written acknowledgment from the General Counsel's office upon receipt of your written complaint or concern. You may report your concerns anonymously or confidentially.

DIRECTORS' FEES

      Directors who are not officers or otherwise affiliated with the Corporation receive compensation of $10,000 per calendar quarter (paid 1/2 in cash and 1/2 in Common Stock of the Corporation), except for the Chairman of the Board who receives compensation of $11,250 per calendar quarter (paid 1/2 in cash and 1/2 in Common Stock of the Corporation). Directors who are not officers or otherwise affiliated with the Corporation also receive $1,000 for each committee meeting attended. In addition, the Chairman of each committee shall receive an annual retainer of $5,000 cash to be paid in equal installments of $1,250 per calendar quarter.

      In addition, Directors who are not officers or otherwise affiliated with the Corporation annually receive a restricted stock award of 1,000 shares on the last day of the fiscal year. One-half of these shares vest on the first anniversary of the grant date and one-half vest on the second anniversary of the grant date. Vesting of the restricted stock will be accelerated on the first to occur of either (1) an involuntary termination of the directorship and (2) the voluntary resignation of the Director if the Director has served for one year.

      Beginning January 1, 2005, the Chair of each committee will also receive an annual retainer of $5,000 for chairing the committee, which will be paid quarterly. For each committee meeting, each Director who is not an officer or otherwise affiliated with Corporation will receive $1,000 in addition to the amounts set forth above. The compensation for the Chairman of the Board of Directors has also been increased for 2005 to be $13,750 paid quarterly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation related to the year ended December 31, 2004, all such reports were made on a timely basis, except for one Form 4 for both Stan Sutton and Ludvik Koci each reporting one transaction, which was not filed due to an administrative oversight.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth certain information as of March 28, 2005 (unless otherwise specified), with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a Director, each nominee for Director, each Named Officer (as defined below), and all Directors and executive officers as a group:

                                                               SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED (1)          OF CLASS
-------------------------------------------------------      --------------        --------
FMR Corp.
   82 Devonshire Street
   Boston, MA  02109...................................      3,680,391 (2)         11.70%

Goldman Sachs Asset Management, L.P.
   32 Old Slip
   New York, NY  10005.................................      2,584,479 (3)          8.29%

Pioneer Global Asset Management S.P.A.
   Galleria San Carlo 6
   20122 Milan, Italy..................................      2,407,524 (4)          7.72%

Westfield Capital Management Co. LLC
   One Financial Center
   Boston, MA 02111....................................      2,225,734 (5)          7.14%

Wells Fargo & Company
   420 Montgomery Street
   San Francisco, CA 94104.............................      1,750,356 (6)          5.62%

David C. Burdakin......................................          8,137                 *

Rodney P. Ehrlich......................................         65,263 (7)             *

Richard J. Giromini....................................        109,351 (8)             *

William P. Greubel.....................................        323,168 (9)          1.03%

John T. Hackett........................................         23,675 (10)            *

Martin C. Jischke......................................          7,824                 *

Ludvik F. Koci.........................................         15,218 (11)            *

Stephanie K. Kushner...................................          1,761                 *

Brent A. Larson........................................         32,959 (12)            *

Larry J. Magee.........................................            100                 *

Timothy J. Monahan.....................................         11,584 (13)            *

Robert J. Smith........................................          8,350 (14)            *

Scott K. Sorenson......................................              0                 *

Ronald L. Stewart......................................          1,186                 *

All Executive Officers and Directors as a group (14
 persons)..............................................        608,576              1.93%

-------------------
* Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 28, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based solely on a Schedule 13G/A filed February 14, 2005 filed on behalf of FMR Corp. Edward C. Johnson 3d and Abigail P. Johnson. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,187,391 shares or 10.14% of the Common Stock outstanding of the Corporation as a result of acting as investment adviser to various investment companies registered under
      Section 8 of the Investment Company Act of 1940. The number of shares of Common Stock of the Corporation owned by the investment companies at December 31, 2004 included 276,041 shares of Common Stock resulting from the assumed conversion of $5,300,000 principal amount of the Corporation's 3.25% Senior Convertible Notes due 2008.

      Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,187,391 shares owned by the Funds.

      Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

      Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 493,000 shares or 1.57% of the Common Stock outstanding of the Corporation as a result of its serving as investment manager of the institutional account(s).

      Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 493,000 shares and sole power to vote or to direct the voting of 493,000 shares of Common Stock owned by the institutional account(s) as reported above.

      Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3) Based solely on a Schedule 13G/A filed February 11, 2005. Goldman Sachs Asset Management, L.P. has sole voting power with respect to 2,062,754 shares of Common Stock, or 6.62% of the Corporation's Common Stock.

(4)   Based solely on a Schedule 13G filed February 10, 2005.

(5) Based solely on a Schedule 13G dated February 14, 2005. Westfield Capital Management Co., LLC has sole voting power with respect to 1,976,809 shares of Common Stock, or 6.34% of the Corporation's Common Stock.

(6) Based solely on a Schedule 13G/A filed January 31, 2005, filed by Wells Fargo & Company on behalf of its subsidiaries, First Allied Securities, Inc., Peregrine Capital Management, Inc. and Wells Capital Management Incorporated, which are classified as registered investment advisors in accordance with Regulation 13d-1(b)(1)(ii)(E), and Wells Fargo Bank, National Association and Wells Fargo Funds Management, LLC, which are classified as bank in accordance with Regulation 13d-1(b)(1)(ii)(B). Wells Fargo & Company has sole voting power with respect to 1,346,856 shares of Common Stock, or 4.32% of the Corporation's Common Stock, and sole dispositive power with respect to 1,744,329 shares of Common Stock, or 5.6% of the Corporation's Common Stock.

(7) Includes options to purchase 40,133 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

(8) Includes options to purchase 73,299 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

(9) Includes options to purchase 207,866 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

(10) Includes options to purchase 10,500 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

(11) Includes options to purchase 1,500 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

(12) Includes options to purchase 20,334 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

(13) Includes options to purchase 4,734 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

(14) Includes options to purchase 1,200 shares that are currently, or will be within 60 days of March 28, 2005, exercisable.

EXECUTIVE OFFICERS OF THE REGISTRANT

      In addition to Mr. Greubel, who is identified above under the heading "Election of Directors", the table below sets forth the names, ages, and current positions of each of the executive officers of the Corporation. The business experience for each of these executive officers for at least the last five years is described below the table.

         NAME           AGE                       POSITION
         ----           ---                       --------
Richard J. Giromini...   51  Executive Vice President - Chief Operating Officer
Rodney P. Ehrlich.....   59  Senior Vice President - Chief Technology Officer
Brent A. Larson.......   40  Senior Vice President - Sales and Marketing
Jerry R. Linzey.......   41  Senior Vice President - Manufacturing
Timothy J. Monahan....   52  Senior Vice President - Human Resources
Robert J. Smith.......   58  Senior Vice President - Chief Financial Officer

      Richard J. Giromini. Mr. Giromini was promoted to Executive Vice President and Chief Operating Officer on February 28, 2005. He had been Senior Vice President - Chief Operating Officer since joining the Company on July 15, 2002. He has also served as President and a Director of Wabash National Trailer Centers, Inc. since January 2004. Prior to joining Wabash, Mr. Giromini spent his entire career in the automotive industry. Most recently, Mr. Giromini was with Accuride Corporation from April 1998 to July 2002, where he served in capacities as Senior Vice President - Technology and Continuous Improvement; Senior Vice President and General Manager - Light Vehicle Operations; and President and CEO of AKW LP. Previously, Mr. Giromini was employed by ITT Automotive, Inc. from 1996 to 1998 serving as the Director of Manufacturing.

      Rodney P. Ehrlich. Mr. Ehrlich has been Senior Vice President - Chief Technology Officer of the Company since January 2004. From 2001-2003, Mr. Ehrlich was Senior Vice President of Product Development. Mr. Ehrlich has been in charge of the Company's engineering operations since the Company's founding.

      Brent A. Larson. Mr. Larson has been Senior Vice President - Sales and Marketing since March 2004. From December 2001 until March 2004, Mr. Larson was our Vice President - Sales. Prior to that, Mr. Larson was Senior Vice President and an owner of a Canadian trailer distributorship, Breadner Trailers Ltd., for over seven years. Prior to that, Mr. Larson was Account Executive, Large Accounts for IBM Corporation for over eight years.

      Jerry R. Linzey. Mr. Linzey was promoted to Senior Vice President - Manufacturing on March 1, 2005. He had been Vice President, Manufacturing since September 2002. Mr. Linzey has been Vice President, Continuous Improvement since joining us on June 6, 2002. Prior to that, Mr. Linzey was Director, North American Operations, for Stanley Fastening Systems. Previously, Mr. Linzey was employed by Delphi Automotive Systems from 1985 to 2000 in manufacturing, engineering and quality positions of increasing responsibility.

      Timothy J. Monahan. Mr. Monahan has been Senior Vice President - Human Resources since joining the Company on October 15, 2003. Prior to that, Mr. Monahan was with Textron Fastening Systems from 1999 to October 2003 where he served as Vice President - Human Resources. Previously, Mr. Monahan served as Vice President - Human Resources at Beloit Corporation. Mr. Monahan serves on the Board of Directors of North American Tool Corporation.

      Robert J. Smith. Mr. Smith was appointed Senior Vice President - Chief Financial Officer in October 2004, after serving as our Acting Chief Financial Officer since June 2004, and our Vice President and Controller since joining us in March 2003. Before joining us, Mr. Smith served from 2000 to 2001 as Director of Finance for KPMG Consulting, Inc., now BearingPoint, Inc.; from 1993 to 2000 with Great Lakes Chemical Corp. (serving from 1998 to 2000 as Vice President and Controller) and from 1983 to 1993 with Olin Corporation, including as Chief Financial Officer for several of its divisions.

COMPENSATION

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 2004, 2003, and 2002 of the Chief Executive Officer and the other five most highly compensated executive officers of the Corporation as of December 31, 2004, (together, the "Named Officers").

SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION              LONG - TERM COMPENSATION AWARDS
                                   ------------------------------   -----------------------------------------
                                                                    RESTRICTED    SECURITIES
                                                                      STOCK       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL                          SALARY       BONUS       AWARDS(2)      OPTIONS    COMPENSATION(3)
POSITION(1)                        YEAR       ($)         ($)          ($)            (#)            ($)
 --------------------------------  ----   ----------   ----------   ----------    ----------   ---------------
William P. Greubel...............  2004   $  633,333   $  437,760   $  375,230      23,600     $        42,431
  President and Chief Executive    2003   $  600,000   $  528,300   $        0     175,000     $       188,558
  Officer                          2002   $  393,461   $  200,000   $  262,500     250,000     $        21,945

Richard J. Giromini..............  2004   $  383,676   $  219,451   $  143,400       9,900     $        20,998
  Executive Vice President-        2003   $  330,305   $  242,361   $        0      70,000     $        81,086
  Chief Operating Officer          2002   $  150,208   $  235,264   $   70,000     125,000     $        13,816

Rodney P. Ehrlich................  2004   $  261,275   $  134,467   $   71,700       4,800     $         3,508
  Senior Vice President - Chief    2003   $  251,275   $  143,126   $        0      20,000     $        10,337
  Technology Officer               2002   $  251,275   $        0   $        0           0     $         5,790

Brent A. Larson..................  2004   $  239,500   $  133,127   $   71,700       5,000     $           508
  Sr. Vice President -             2003   $  226,417   $  119,606            0      33,000     $        17,021
  Sales & Marketing                2002   $  200,000   $        0   $   40,875      25,000     $        49,882

Timothy J. Monahan...............  2004   $  210,000   $  113,633   $   62,140       4,200     $        36,923
  Senior Vice President -          2003   $   44,558   $   75,000   $        0      10,000     $         1,376
  Human Resources                  2002   $        0   $        0   $        0           0     $             0

Robert J. Smith..................  2004   $  188,492   $  115,425   $   59,750       3,600     $         9,794
  Senior Vice President - Chief    2003   $  134,041   $   78,640            0           0     $         4,333
  Financial Officer                2002   $        0   $        0            0           0     $             0

(1) Mr. Greubel became the Corporation's Chief Executive Officer on May 6, 2002. Mr. Giromini became the Corporation's Chief Operating Officer on July 15, 2002. Mr. Larson became the Corporation's Senior Vice President - Sales & Marketing on February 12, 2003. Mr. Monahan became the Corporation's Senior Vice President - Human Resources on October 26, 2003. Mr. Smith became the Senior Vice President - Chief Financial Officer on October 20, 2004.

(2) As of December 31, 2004, based on the closing price of the Corporation's common stock on the New York Stock Exchange on that date of $26.93 per share, Mr. Greubel held 60,192 shares of restricted stock with an aggregate value of $1,620,970.56; Mr. Giromini held 19,592 shares of restricted stock with an aggregate value of $527,612.56; Mr. Ehrlich held 3,000 shares of restricted stock with an aggregate value of $80,790; Mr. Larson held 7,875 shares of restricted stock with an aggregate value of $212,073.75; Mr. Monahan held 2,600 shares of restricted common stock with an aggregate value of $70,018; and Mr. Smith held 2,500 shares of restricted common stock with an aggregate value of $67,325.

(3) "All Other Compensation" consists of (i) contributions to the Corporation's 401(k) Plan, which, in 2004, consisted of $2,000 in respect of Mr. Greubel, $1,077 in respect of Mr. Ehrlich, $1,230 in respect of Mr. Giromini, $5,250 in respect of Mr. Monahan, and $8,200 in respect of Mr. Smith; (ii) payments by the Corporation with respect to term life insurance for the benefit of the respective officer, which, in 2004, consisted of $1,518 in respect of each of Messrs. Greubel and Giromini, $2,430 in respect of Mr. Ehrlich, $982.77 in respect of Mr. Monahan, $1,594 in respect of Mr. Smith, and $508 in respect of Mr. Larson; (iii) payments by the Corporation with respect to the Executive Life Insurance Plan (which provides employees with a bonus to pay for a universal life insurance policy that is fully owned by the employee), which, in 2004, consisted of $38,913 in respect of Mr. Greubel and $18,250 in respect of Mr. Giromini; and (iv) reimbursement of relocation expenses, which, in 2004, consisted of $30,690 in respect of Mr. Monahan.

OPTION GRANTS

      Shown below is information on grants of stock options during the year ended December 31, 2004, to the Named Officers pursuant to the Corporation's Amended 1992 Stock Option and Incentive Plan, 2000 Stock Option and Incentive Plan, 2004 Stock Incentive Plan and inducement options granted outside of any corporate plan.

                                                               INDIVIDUAL GRANTS
                                   --------------------------------------------------------------------------
                                                                                    POTENTIAL REALIZABLE
                                   PERCENTAGE OF                                           VALUE
                       NUMBER OF   TOTAL OPTIONS                                AT ASSUMED ANNUAL RATE OF
                      SECURITIES      GRANTED                                    STOCK PRICE APPRECIATION
                      UNDERLYING        TO         EXERCISE OR                      FOR OPTION TERM(2)
                       OPTIONS       EMPLOYEES      BASE PRICE     EXPIRATION   -----------------------------
        NAME           GRANTED        IN 2003     (PER SHARE)(1)      DATE           5% ($)         10% ($)
-------------------   ----------   -------------  --------------   ----------   -------------     -----------
William P. Greubel      23,600        12.36%          $ 23.90       5/20/2014   $     354,722     $   898,934
Richard J. Giromini      9,900         5.19%          $ 23.90       5/20/2014   $     148,803     $   377,095
Rodney P. Ehrlich        4,800         2.51%          $ 23.90       5/20/2014   $      72,147     $   182,834
Brent A. Larson          5,000         2.62%          $ 23.90       5/20/2014   $      75,153     $   190,452
Timothy J. Monahan       4,200         2.20%          $ 23.90       5/20/2014   $      63,128     $   159,980
Robert J. Smith          3,600         1.89%          $ 23.90       5/20/2014   $      54,110     $   137,126

-------------------

(1) Options were granted having exercise prices at fair market values on the date of grant.

(2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options of 5% and 10%. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

(3) Options granted vest with respect to 1/3 of the options on the first anniversary from the date of grant, 1/3 of the options on the second anniversary from the date of grant and 1/3 of the options on the third anniversary from the date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION

      Shown below is information with respect to the exercise of options by the Named Officers to purchase the Company's Common Stock during the fiscal year-ended December 31, 2004 and unexercised options to purchase the Company's Common Stock pursuant to the Company's Amended 1992 Stock Option and Incentive Plan, 2000 Stock Option and Incentive Plan, 2004 Stock Incentive Plan and inducement options granted outside of any corporate plan held by the Named Officers.


                                                        NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                        SHARES                        HELD AT DECEMBER 31, 2004      AT DECEMBER 31, 2004(1)
                       ACQUIRED                      ---------------------------   ---------------------------
        NAME          ON EXERCISE   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------   -----------   --------------   -----------   -------------   -----------   -------------
William P. Greubel      130,000     $    2,361,334      36,667        281,933      $   620,406   $   4,614,002
Richard J. Giromini           0     $            0      83,333        121,567      $ 1,523,327   $   2,044,670
Rodney P. Ehrlich        16,000     $      126,040      25,200         24,800      $    48,846   $     372,544
Brent A. Larson               0     $            0      16,667         46,333      $   282,172   $     746,928
Timothy J. Monahan            0     $            0       3,334         10,866      $    22,605   $      57,921
Robert J. Smith               0     $            0           0          8,600      $         0   $      22,308

(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on December 31, 2004 ($26.93 per share).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      During 2004, decisions on cash compensation and equity compensation, including stock options and restricted stock grants, for the Corporation's executive officers were made by the Compensation Committee of the Board of Directors, which has furnished the following report on its policies. This report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended or the 1934 Act.

      The Corporation's executive compensation policies toward its executive officers are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for the executive officers of the Corporation is comprised of three principal components: base salary, annual incentive compensation and long-term compensation tied to the Corporation's Common Stock.

      Base Salary. Each year the Compensation Committee determines the base salaries of each of the executive officers and that of the Chief Executive Officer based on available competitive compensation data, the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

      Annual Bonus Plan. The amount of annual bonuses paid to the executive officers under the Corporation's bonus program (the "Bonus Plan") depends primarily upon whether, and the extent to which, the Corporation achieved certain pre-established working capital, profit targets, and personal performance objectives. Under the Bonus Plan, the Corporation has established for each participant a percentage of his annual base salary that is to be the target payout. The Compensation Committee reviews the target amount and the performance metrics each year and changes are made when deemed necessary.

      Generally, if the Corporation achieves its specific performance metrics objectives, each Bonus Plan participant will receive a bonus for the year that is equal to the plan targets. If the Corporation's performance exceeds target performance, payouts can exceed target payout levels. Target payouts range from 15% to 60% of base salary. After the bonus payouts are computed for each Bonus Plan participant, they are subject to review and approval by the Compensation Committee. Bonuses are paid to participants in the calendar year following the year in which bonuses are accrued by the participants.

      In addition, certain Executives may receive bonus amounts pursuant to an executive employment agreement. Bonuses for 2002, 2003 and 2004 for each of the Named Officers appear under the caption "Bonus" in the Summary Compensation Table in the proxy statement in which this report is included.

      Long Term Compensation through Stock Option, Restricted Common Stock and Stock Appreciation Rights. Under the Corporation's 2000 Stock Option and Incentive Plan and 2004 Stock Incentive Plan, options may be granted to officers, Directors and other key employees of the Corporation and its subsidiaries to purchase shares of Common Stock at a price not less than market price at the date of grant. Options granted under the 2000 Stock Option and Incentive Plan and 2004 Stock Incentive Plan typically become exercisable in annual installments of three years and options granted under the Corporation's Amended 1992 Stock Option Plan, under which grants may no longer be made, typically become exercisable in annual installments of five years. Option grants to non-employee Directors of the Corporation, however, are fully vested on the date of grant and are exercisable six months thereafter. All options granted expire ten years after the date of grant.

      The 2000 Stock Option and Incentive Plan and 2004 Stock Incentive Plan provide for the award of restricted Common Stock to Directors and officers of the Corporation and key employees of the Corporation and its subsidiaries. In 2004, the Compensation Committee began to reduce the portion of equity awards granted to equity officers as options and increased the use of restricted stock. The forfeiture restrictions applicable to restricted stock grants generally lapse ratably on the third, fourth and fifth anniversaries of the grant date.

      In 2001, the Corporation adopted a Stock Appreciation Rights Plan, under which stock appreciation rights may be granted to officers and key employees of the Corporation and its subsidiaries. The Corporation has not made any grants in 2004 under the Stock Appreciation Rights Plan.

      Severance Agreements. The Corporation has adopted a policy of providing severance arrangements for senior management employees, including the Named Officers, pursuant to which in the event of any such employee's termination "without cause" or by the employee in certain circumstances "for good reason" (as defined therein) the Corporation will pay such employee from one to three years of salary dependent upon the individual grade level and employment agreement. Further detail on severance arrangements is contained in the description of the employment agreements described elsewhere in the proxy statement in which this report is included.

      Chief Executive Officer's 2004 Compensation. The Chief Executive Officer of the Corporation generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, the compensation of the Chief Executive Officer consists of annual base salary, annual bonus and grants of options and restricted stock. The Compensation Committee's general approach in setting compensation of the Chief Executive Officer is to be competitive with other companies in the industry, but to have a large portion of compensation based upon the Corporation's performance.

      Mr. Greubel's compensation is based on a negotiated employment agreement entered into in April 2002 between Mr. Greubel and the Corporation's Board of Directors and it provided for a salary of $600,000 per year, which has now been increased to a base salary of $680,000, and a bonus that is targeted at 50% of his base salary but may range from 0% to 100% of his base salary. This agreement is described in further detail elsewhere in the proxy statement in which this report is included. In negotiating Mr. Greubel's compensation, the Board of Directors considered the criteria contained in this report, his qualifications and experience, his previous compensation levels, foregone awards and other compensation at his prior employer, and the competitive marketplace for executive talent. In addition, they considered that a substantial initial equity award in the form of an option was warranted and necessary in order to attract an executive such as Mr. Greubel, and to provide him a strong incentive to increase shareholder value. As a result of the achievement of corporate objectives in 2004 and his individual performance, the Corporation raised his base salary to $680,000 effective March 1, 2005, awarded Mr. Greubel a bonus of $437,760 (60% of his base salary) for his performance and granted him an additional option to purchase 25,360 shares of the Corporation's Common Stock along with 25,110 restricted stock units. The size of Mr. Greubel's 2004 bonus reflects the Corporation's success in achieving and significantly exceeding certain annual performance objectives related to working capital, profit and specific strategic objectives, as well as reflects his individual performance and leadership. In keeping with the philosophy of granting equity awards for the purpose of encouraging executive officers to focus on long-term shareholder returns and for the purpose of encouraging the retention of key executives, the forfeiture restrictions on the restricted stock granted in 2004 begin to lapse after three years and do not fully lapsed until the fifth anniversary of the date of grant.

      Section 162(m). Under Section 162(m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). For 2004, all of the members of the Compensation Committee qualified as "outside directors." The Compensation Committee considers the impact of Section 162(m) when making its compensation decisions, however, the Compensation Committee's primary focus is on the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Corporation. The 2004 Stock Incentive Plan is structured to qualify as "performance-based" and to satisfy the stockholder approval and outside director administration requirements of Section 162(m). Accordingly, compensation awarded by the Compensation Committee to any of the five most highly compensated executive officers under the 2004 Stock Incentive Plan would be deductible under Section 162(m).

                              Submitted by the
                              Members of the Compensation Committee

                              John T. Hackett
                              David C. Burdakin
                              Martin C. Jischke
                              Ludvik F. Koci
                              Stephanie K. Kushner

EMPLOYMENT AND SEVERANCE AGREEMENTS

      In April 2002, the Corporation entered into an employment agreement with Mr. Greubel to serve as President and Chief Executive Officer of the Corporation effective April 12, 2002 through March 31, 2005. The term of Mr. Greubel's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. The agreement requires the Corporation to use its commercially reasonable efforts while Mr. Greubel is serving as the Chief Executive Officer to cause him to be nominated for election to the Board of Directors. Pursuant to this agreement, Mr. Greubel's initial base salary was set at $600,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Greubel and the Corporation. Mr. Greubel is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $200,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Greubel an option to purchase 250,000 shares of our Common Stock at an exercise price of $10.01 per share. One-third of these options vested on the first anniversary of Mr. Greubel's employment and on each of the next two anniversaries thereafter, an additional one-third of these options will vest.

      In the event that the Corporation terminates Mr. Greubel's employment without cause, or it is terminated by Mr. Greubel as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Greubel of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of three times his then current base salary if the termination is prior to or on March 31, 2003 and two times his salary if after March 31, 2003. In addition, all unvested options then held by Mr. Greubel shall become vested. If the Corporation terminates Mr. Greubel's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Greubel has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

      In June 2002, the Corporation also entered into an employment agreement with Mr. Giromini to serve as Chief Operating Officer of the Corporation effective July 15, 2002 through July 15, 2003. The term of Mr. Giromini's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. Pursuant to this agreement, Mr. Giromini's initial base salary was set at $325,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Giromini and the Corporation. Mr. Giromini is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $150,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Giromini an option to purchase 125,000 shares of the Corporation's Common Stock at an exercise price of $8.65 per share. Two-thirds of these options will vest on the second anniversary of Mr. Giromini's employment and on the next anniversary thereafter, the remaining one-third of these options will vest.

      In the event that the Corporation terminates Mr. Giromini's employment without cause, or it is terminated by Mr. Giromini as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Giromini of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of two times his then current base salary. In addition, all unvested options then held by Mr. Giromini shall become vested. If the Corporation terminates Mr. Giromini's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Giromini has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors in 2004 consisted of Messrs. Hackett, Koci, Burdakin, Jischke and Ms. Kushner. None of these individuals is currently, or was during 2004, an officer or employee of the Corporation. In addition, none of these individuals serves as a member of the Board of Directors or on the Compensation Committee of any Corporation that has an executive officer serving on the Board of Directors of the Corporation or its Compensation Committee.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors in fiscal 2004 consisted of Messrs. Hackett, Jischke, Burdakin, and Ms. Kushner. Mr. Koci was a member of the Audit Committee through May of 2004. The Committee's responsibilities are described in a written charter adopted by the Board of Directors which was amended in February 2003. The charter was included as Appendix A to the proxy statement for the Corporation's 2003 annual meeting and is available on our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

      As part of its ongoing activities, which are described in the proxy statement for the Corporation's 2005 Annual Meeting under the heading "Board Committees -- Audit Committee," the Audit Committee has:

      - Reviewed and discussed with management the Corporation's audited consolidated financial statements for the fiscal year ended December 31, 2004;

      - Discussed with Ernst & Young, the Corporation's independent auditors for fiscal 2004, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

      - Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence; and,

      - Considered the compatibility of the non-audit services provided by the auditors (which are described in the Corporation's proxy statement for its 2005 Annual Meeting under the heading "Independent Registered Public Accounting Firm") with the auditors' independence.

      Independent Auditor Fees. As part of its ongoing activities, the Audit Committee has approved the fees and services set forth in the Corporation's proxy statement for its 2005 Annual Meeting under the heading "Independent Registered Public Accounting Firm".

      The Audit Committee's job is one of oversight. The members of the Audit Committee are not experts in the fields of accounting or auditing, including auditor independence. It is not the duty of the Audit Committee to prepare the Corporation's financial statements, to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining the system of internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to the conformity of the audited financial statements with generally accepted accounting principles.

      On the basis of these reviews and discussions, the Audit Committee recommended that the Corporation's audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

      All Audit Committee members have approved this report.

                                              John T. Hackett
                                              David C. Burdakin
                                              Martin C. Jischke
                                              Stephanie K. Kushner

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the S&P 500 Composite Index and the Dow Jones Transportation Index. It covers the period commencing December 31, 1999 and ending December 31, 2004. The graph assumes that the value for the investment in the Common Stock of the Corporation and in each index was $100 on December 31, 1997 and that all dividends were reinvested. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended, or the 1934 Act.

              COMPARISON OF CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                   DECEMBER 31, 1999 THROUGH DECEMBER 31, 2004
              AMONG WABASH NATIONAL CORPORATION, THE S&P 500 INDEX
                     AND THE DOW JONES TRANSPORTATION INDEX

                                  [LINE GRAPH]

                WABASH    S&P 500    DJ TRANS
                ------    -------    --------
1999            100.00     100.00     100.00
2000             58.57      90.90     100.40
2001             53.85      80.09      91.06
2002             57.83      62.39      80.61
2003            202.21      80.29     106.28
2004            185.86      89.02     135.75

RELATED PARTY TRANSACTIONS

      In July 2001, the Corporation entered into a three-year consulting and non-compete agreement with Donald J. Ehrlich, former President and Chief Executive Officer of the Corporation. At the time the agreement was executed, Mr. Ehrlich was a Director of the Corporation. The agreement provides for Mr. Ehrlich to provide certain consulting services to the Corporation and precludes Mr. Ehrlich from engaging in defined activities that are deemed competitive to the interests of the Corporation. The agreement provides for payments to Mr. Ehrlich for consulting services rendered to the Corporation of $50,000 per month during the first year of the agreement term, $41,667 per month during the second year of the agreement term, and $33,333 per month during the third year of the agreement term. Mr. Ehrlich is the brother of Rodney P. Ehrlich, an executive officer of the Corporation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the Corporation's equity compensation plans as of December 31, 2004.

                                                                                         Number of securities
                                                                                        remaining available for
                                     Number of securities to     Weighted average        future issuance under
                                    be issued upon exercise of  exercise price of      equity compensation plans
                                      outstanding options,     outstanding options,      (excluding securities
         Plan Category                warrants and rights       warrants and rights     reflected in column (A))
---------------------------------   -------------------------  --------------------    -------------------------
                                               (A)                     (B)                       (C)
                                    -------------------------  --------------------    -------------------------
Equity Compensation plans
approved by security holders.....           446,485(1)              $    22.73                 848,830 (3)
Equity Compensation plans not
approved by security holders.....           913,050(2)              $     8.70                 100,000
Total............................         1,359,535                 $    13.31                 948,830

(1) Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation Amended 1992 Stock Option Plan, shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 1992 Directors Stock Option Plan, shares of Common Stock to be issued under the Wabash National Corporation Directors and Executives Deferred Compensation Plan, and shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2004 Stock Incentive Plan. The number of shares that may be granted under the Wabash National Corporation Directors and Executives Deferred Compensation Plan is based on compensation deferral by Directors and executives.

(2) Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2000 Stock Option and Incentive Plan, shares of Common Stock to be issued under the Wabash National Corporation Stock Bonus Plan, shares of Common Stock to be issued under the Wabash National Corporation Employee Stock Purchase Plan and inducement options that were granted outside of any formal corporate plan.

(3) Consists of shares of Common Stock available for future issuance pursuant to the Corporation's 2004 Stock Incentive Plan.

2000 STOCK OPTION AND INCENTIVE PLAN

      The Corporation's Board of Directors adopted the 2000 Stock Option and Incentive Plan effective November 2000. This plan provides for the grant of non-qualified stock options and restricted stock in order to attract, retain and compensate Directors, highly qualified officers, key employees and other persons. There were 2,000,000 shares of stock originally authorized for issuance under the plan. The exercise price for each option granted is set by the Compensation Committee, but is required to be at least the aggregate fair market value of the shares subject to the option. The Compensation Committee sets the vesting schedule for each option granted and sets the restricted period for each grant of restricted stock. Upon a change in control of the Corporation, all outstanding shares subject to options vest and all restrictions and conditions applicable to shares subject to restricted stock lapse. The term of the plan is 10 years, unless earlier terminated by the Board of Directors. As a result of the approval of the 2004 Stock Incentive Plan at the Corporation's 2004 Annual Meeting, the number of shares available for grant under the 2000 Stock Option and Incentive Plan was reduced to 100,000 shares.

EMPLOYEE STOCK PURCHASE PLAN

      The Corporation's Board of Directors adopted the Employee Stock Purchase Plan effective June 1993. This plan provides for the purchase of the Corporation's Common Stock by certain employees in order to increase the employee's interest in the Corporation's growth and success and to retain the employee's services. The employee purchases the stock by electing to have deducted from his or her payroll a whole percentage amount of at least two percent and no more than 15 percent of the employee's daily compensation. There were 200,000 shares of Common Stock originally authorized for issuance under the Employee Stock Purchase Plan. The purchase price for each share of Common Stock is the fair market value of the Common Stock on the last day of the applicable period. The Board of Directors may terminate this plan at any time.

STOCK BONUS PLAN

      The Corporation's Board of Directors adopted the Stock Bonus Plan effective January 1, 1997. This plan provides that stock may be awarded as supplementary compensation as an incentive and reward to eligible long service employees who, through industry, ability and exceptional service, contribute materially to the success of the Corporation. There were 500,000 shares of stock originally authorized for issuance under the Stock Bonus Plan. The Board of Directors has the authority to determine, in its sole discretion, the amount of individual stock bonus awards. This plan may be amended, suspended or terminated by the Board of Directors at any time.

INDUCEMENT GRANTS

      The Corporation has issued non-qualified stock options outside of any plan in connection with inducing certain individuals to start work for the Corporation. In the aggregate, the Corporation has issued options to purchase 385,000 shares of Common Stock to three individuals. The exercise price for each option granted was set by the Compensation Committee at the fair market value of the shares subject to that option. The Compensation Committee set vesting schedules that vest over three years. Upon a change in control of the Corporation, all outstanding shares subject to options vest. The term of each option is 10 years.

                                 GENERAL MATTERS

VOTING PROCEDURES AND REQUIREMENTS

      Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. If you hold shares in "street name" (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 1, 2005, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

      ELECTION OF DIRECTORS. The election of Directors requires a plurality of the votes cast for the election of Directors; accordingly, the directorship to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of Directors, the votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      BROKER AUTHORITY TO VOTE. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc., a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers who do not receive instructions to vote on the election of Directors.

      QUORUM. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

AVAILABILITY OF CERTAIN DOCUMENTS

      A copy of our 2004 Annual Report on Form 10-K, is enclosed. You also may obtain additional copies without charge and without the exhibits by writing to:
Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903, Attn:
Corporate Secretary. These documents also are available through our website at www.wabashnational.com.

      The charters for our Audit, Compensation and Nomination and Corporate Governance Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available on the About Us page of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903, Attn: Corporate Secretary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The accounting firm of Ernst & Young, LLP has acted as the Corporation's independent auditors for the year ended December 31, 2004. Representatives of Ernst & Young are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FEES AND SERVICES

      The fees billed by Ernst & Young LLP to the Corporation for professional services for the years ended December 31, 2004 and December 31, 2003 were as follows:

   FEE CATEGORY                 2004         2003
------------------           ---------     ---------
                              (DOLLARS IN THOUSANDS)
Audit Fees                   $   1,390     $     858
Audit-Related Fees                  97           805
Tax Fees                           136           273
All Other Fees                       0            17
                             ---------     ---------
     Total Fees              $   1,623     $   1,953

      Audit Fees. Consist of fees billed for professional services rendered for the audit of the Corporation's consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young in connection with the Corporation's securities offerings and its registration statements.

      Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's consolidated financial statements and are not reported under "Audit Fees." In 2003 and 2004, these services include audits of benefit plans, audits, accounting consultation, consulting on internal controls and other audit-related services.

      Tax Fees. Consist of fees billed for professional services for tax compliance, tax advice and tax planning. In 2003 and 2004, these services include assistance related to state tax filing and incentives reviews of corporation tax filings, consulting or net operating loss treatments, and review of tax audits.

      All Other Fees. In 2003, these services include assistance related to expatriate tax liability for a single non-executive officer.

      In 2004, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the policy described below or related to contracts existing on May 6, 2003.

      The Audit Committee has not yet selected the Corporation's auditors for the year ending December 31, 2005. As part of the Corporation's ongoing process of evaluating services and costs, the Audit Committee is evaluating its options.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

      The Audit Committee's policy is to pre-approve all audit and permissible non-audit services performed by the independent public accountants. These services may include audit services, audit related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the meeting of the Audit Committee that occurs in connection with the Corporation's Annual Meeting, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at the meeting.

      For all services, the Corporation's senior management submits from time to time to the Audit Committee for approval services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. In addition, the Audit Committee pre-approves all non-audit services that the independent auditor can provide from time-to-time during the year. All fee proposals for those non-audit services must be approved in advance in writing by the requesting department head and by the Corporate Controller. Any fee proposal greater than $25,000 must also be approved in advance in writing by the Chief Financial Officer. Any fee proposal greater than $100,000 must also be approved in advance in writing by the Chairman of the Audit Committee. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 2006 Annual Meeting of the Corporation (other than proposals submitted under Securities Exchange Act Rule 14a-8) must be received at the Corporation's principal executive offices no later than February 10, 2006 and no earlier than January 11, 2006. Stockholder proposals intended to be presented under Rule 14a-8 must be received at the Corporation's principal executive offices no later than December 12, 2005.

OTHER MATTERS

      Management knows of no matters to be presented for action at the meeting other than the matters mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their best judgment.

                                      By Order of the Board of Directors

                                      /s/ CYNTHIA J. KRETZ
                                      -------------------------------
                                      CYNTHIA J. KRETZ
                                      Secretary

April 11, 2005

[WABASH NATIONAL LOGO]

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

                             YOUR VOTE IS IMPORTANT

      Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.

[WABASH NATIONAL LOGO]

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2005

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

                                         Dated:________________________ , 2005

                                         _____________________________________
                                                      Signature(s)

                                         ___________________________________
                                         Please sign exactly as name appears
                                         in address. When signing as attorney,
                                         executor, administrator, trustee, or
                                         guardian, please give your title as
                                         such. If joint account, please provide
                                         both signatures.

           PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING.

WABASH NATIONAL CORPORATION                                                PROXY

The undersigned hereby appoints John T. Hackett and Martin C. Jischke, or each of them, as the proxies of the undersigned, to vote all shares of Common Stock of Wabash National Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 12, 2005, or any adjournment thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED PROPOSALS.

Proposal 1. Election of eight Directors by all Stockholders

Nominees:   David C. Burdakin     William P. Greubel  John T. Hackett    Martin C. Jischke
            Stephanie K. Kushner  Larry J. Magee      Scott K. Sorensen  Ronald L. Stewart

            [ ] FOR ALL

            [ ] WITHHOLD ALL

            [ ] FOR ALL (Except Nominee(s) listed below)

2. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting.

       PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING
                              THE ENCLOSED ENVELOPE

                                   (Continued and to be signed on reverse side.)